EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated May 11, 2004, relating to the financial statements of Quadra Ventures, Inc., as of March 31, 2004 and the reference to our firm as experts in the Registration Statement.

Vancouver, Canada	“Amisano Hanson”
September 21, 2004	CHARTERED ACCOUNTANTS